UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 26, 2011

MICREL, INCORPORATED
(Exact name of Registrant as Specified in its Charter)

California	001-34020	94-2526744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2180 Fortune Drive, San Jose, California, 95131
(Address of Principal Executive Offices)

(408) 944-0800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Micrel, Incorporated (the “Company”) held its annual meeting of shareholders on May 26, 2011.

Set forth below are the number of votes cast for or against or withheld and the number of abstentions and broker non-votes and results with respect to each proposal voted upon at the meeting.

Proposal No. 1:  The following individuals were elected at the annual meeting to serve on the Company’s Board of Directors until the 2012 annual meeting and until their successors are duly elected and qualified:

Nominees	Voted For	Authority Withheld	Broker Non-Votes
Raymond D. Zinn	56,674,146	437,727	2,882,593
John E. Bourgoin	48,593,832	8,518,041	2,882,593
Michael J. Callahan	56,961,628	150,245	2,882,593
Daniel Heneghan	56,961,828	150,045	2,882,593
Neil J. Miotto	57,025,851	86,022	2,882,593
Frank W. Schneider	57,025,251	86,622	2,882,593

Proposal No. 2:  The proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011 was approved.

Voted For	Voted Against	Abstentions	Broker Non-Votes
59,847,927	119,922	26,617	0

Proposal No. 3:  The proposal to approve, on a non-binding, advisory basis, the compensation of the named executive officers as described in the proxy statement, was approved.

Voted For	Voted Against	Abstentions	Broker Non-Votes
56,427,149	658,373	26,351	2,882,593

Proposal No. 4:  A non-binding, advisory recommendation for the frequency of future shareholder votes on named executive officer compensation was made for voting every year.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
36,949,880	282,127	19,764,092	115,774	2,882,593

             In light of the voting results with respect to the frequency of shareholder votes on executive compensation, the Company’s Board of Directors has decided that the Company will hold an annual advisory vote on executive compensation until the next shareholder advisory vote on the frequency of votes on executive compensation or until the Board modifies the frequency of such votes.  The Company is required to hold shareholder advisory votes on the frequency of holding advisory votes on executive compensation at least every six years.

Item 8.01  Other Events.

On May 31, 2011, the Company announced that its Board of Directors has authorized an approximately 14.3 percent increase in the Company’s quarterly dividend on its common stock.  The new quarterly dividend rate of $0.04 per common share will be effective for the next dividend that is expected to be paid in the third quarter of 2011.  Dividend payments are usually announced at the time the Company reports its quarterly financial results.

In addition, on May 31, 2011, the Company announced that its Board of Directors has authorized the repurchase of an additional $30 million of the Company’s common stock.  This new authorization is in addition to the remaining approximately $6.7 million of the Board’s 2010 repurchase authorization of $30 million, and brings the total available for repurchase to approximately $36.7 million.  The repurchases may occur from time to time in the open market or in privately negotiated transactions; provided that the repurchases are made in accordance with the terms of Rule 10b-18 under the Securities Exchange Act of 1934, as amended.  The timing and amount of any repurchase of shares will be determined by the Company’s management, based on its evaluation of market conditions, cash on hand and other factors.  The authorization will stay in effect until the authorized aggregate amount is expended or the authorization is modified by the Board of Directors.

The events described under Item 8.01 of this Current Report are also described in the press release attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release, dated May 31, 2011, issued by Micrel, Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  May 31, 2011                                                  MICREL, INCORPORATED

By:      /s/ Clyde R. Wallin
Name: Clyde R. Wallin
Title:   Vice President, Finance and Human
    Resources & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated May 31, 2011, issued by Micrel, Incorporated